Exhibit 99.2

Exhibit A

AMENDMENT NO. 1 TO PROMISSORY NOTE

(Ravich Trust Note)

                                                THIS AMENDMENT NO. 1 (the “Amendment”) is entered into as of June 9, 2003, by and among YouthStream Media Networks, Inc., a Delaware corporation (“YouthStream”), Beyond the Wall, Inc., a Delaware corporation (“BTW”), and the Ravich Revocable Trust of 1989 (the “Ravich Trust”), and amends that certain Promissory Note dated January 24, 2003, in the principal sum of $3,000,000, from BTW to the Ravich Trust (the “Note”).

                                                NOW, THEREFORE, for valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                                1.                                       Substitution of Obligor/Maker.    The Note shall be amended by replacing Beyond the Wall, Inc. as the obligor Maker, and substituting YouthStream Media Networks, Inc. in its place.  YouthStream Media Networks, Inc. agrees to be bound by all of the provisions of the Note, as modified by this Amendment, the same as if it was the original Maker of the Note.  Beyond the Wall, Inc. is hereby released as to the Note, and shall have no liability whatsoever with respect thereto.

                                                2.                                       Modification of Certain Provisions of the Note.    The Note is hereby modified as follows:

                                                                                                (a)                                  All references in the Note to it being secured are deleted.

                                                                                                (b)                                 Subparagraph 1(b) is deleted.

                                                                                                (c)                                  Paragraph 2, subsections (a), (d) and (e) are deleted.

                                                                                                (d)                                 The following shall be added as the last sentence of paragraph 5(c) of the Note:  “As used herein, the terms “Subsidiary” and “Subsidiaries” shall not include Beyond the Wall, Inc.”

                                                3.                                       Effect of Amendment.    Except as modified hereby, all other provisions of the Note shall remain in full force and effect.

                                                IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

(Signatures on next page)

YouthStream Media Networks, Inc.

By:	/s/ Robert Weingarten

Name:	Robert Weingarten

Title:	Chief Financial Officer

The Ravich Revocable Trust of 1989

By:	/s/ Jess M. Ravich

Name:	Jess M. Ravich

Title:	Trustee

Beyond the Wall, Inc.

By:	/s/ Robert Weingarten

Name:	Robert Weingarten

Title:	Chief Financial Officer